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                                                                      EXHIBIT 21


                     SUBSIDIARIES OF THE TITAN CORPORATION

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             Name                                        State or Jurisdiction of Incorporation
             ----                                        --------------------------------------
             Advanced Communications Systems, Inc.                      Delaware
             Atlantic Aerospace Electronics Corporation                 Delaware
             Averstar, Inc.                                             Delaware
             Cayenta, Inc.                                              Delaware
             DBA Systems, Inc.                                          Florida
             Delfin Systems                                             California
             Eldyne, Inc.                                               California
             Horizons Technology, Inc.                                  Delaware
             Lincom Corporation                                         California
             Lincom Wireless, Inc.                                      Delaware
             Linkabit Wireless, Inc.                                    Delaware
             Pulse Engineering, Inc.                                    Maryland
             Pulse Sciences, Inc.                                       California
             Sakon, LLC                                                 Delaware
             Surebeam Corporation                                       Delaware
             Systems Resources Corporation                              Delaware
             Titan Africa, Inc.                                         Delaware
             Titan Africa, S.A.                                     Benin, West Africa
             Titan Africa-Benin GSM, S.A.                           Benin, West Africa
             Titan Scan Technologies, Inc.                              Delaware
             Titan Systems Corporation                                  Delaware
             Titan Unidyne Corporation                                  Delaware
             Titan Wireless, Inc.                                       Delaware
             Titan Sakon, Inc.                                          Delaware
             Validity Corporation                                       California
             Visicom Laboratories, Inc.                                 California

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